Exhibit 99.2

WARRANT
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.
This Warrant, dated as of August 29, 2016, is between, on the one hand, Galaxy Gaming, Inc. (the "Company"), and, on the other hand, each holder listed on Schedule A attached hereto (each, a "Holder" and collectively, the "Holders").
FOR VALUE RECEIVED, the Company hereby certifies that the Holders, or their registered assigns, are entitled to purchase from the Company One Million Nine Hundred Sixty Five Thousand Seven Hundred Eighty (1,965,780) fully paid and non-assessable shares of Common Stock of the Company (the "Common Shares") at a purchase price of $0.30 per Common Share (the "Exercise Price") which Exercise Price is equal to the Fair Market Value per Common Share on the Closing Date of the Loan Agreement, all subject to the terms, conditions and adjustments set forth below in this Warrant.  This Warrant is being granted in connection with a certain Loan Agreement by and among the Company, the lenders from time to time party thereto, and Breakaway Capital Management, LLC, dated as of August 29, 2016 (the "Loan Agreement").  Certain capitalized terms used herein are defined in Section 1 hereof and in the Loan Agreement.
This Warrant has been issued in connection with the Loan Agreement as defined herein.
1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:
"Aggregate Exercise Price" means an amount equal to (a) the number of Warrant Interests in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, times (b) the Exercise Price.
"Board" means the board of directors of the Company.
"Business Day" means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of Los Angeles, CA are authorized or obligated by law or executive order to close.
"Call Purchase Valuation" shall be $1,333,333 for all of the Warrant Interests issuable on the Original Issue Date, prorated for any Warrant Interests issued pursuant to a partial exercise of this Warrant.
"Common Shares" means Common Shares of the Company, and any Common Shares into which such Common Shares shall have been converted, exchanged or reclassified following the date hereof.
"Company" has the meaning set forth in the preamble.
"Convertible Securities" means any securities (directly or indirectly) convertible into or exchangeable for Common Shares, but excluding Options.

 "Exercise Date" means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Los Angeles, CA time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.
"Exercise Agreement" has the meaning set forth in Section 3(a)(i).
"Exercise Period" has the meaning set forth in Section 2.
"Exercise Price" has the meaning set forth in the preamble.
"Fair Market Value" of the Common Shares means, as of any particular date, the average of the closing prices of the Common Shares for each of the sixty (60) trading days ending on, or immediately prior to, such date.
"Holder" has the meaning set forth in the preamble.
"Holder Sale Notice" has the meaning set forth in Section 3(j)(ii).
"Loan Agreement" has the meaning set forth in the Preamble.
"New Securities" means any Common Shares or other equity interests of the Company whether now authorized or not, and rights, options or warrants to purchase such equity interests, and securities of any type whatsoever that are, or may become, convertible into Common Shares.
 "Offered Warrant Interests" has the meaning set forth in Section 3(j)(ii).
"Options" means any warrants or other rights or options to subscribe for or purchase Common Shares or Convertible Securities.
"Original Issue Date" means the date set forth as the Original Issue Date above.
"Person" means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.
"Put Purchase Price" has the meaning set forth in Section 3(i)(i).
"Repurchase Notice" has the meaning set forth in Section 3(i)(i).
"Repurchased Warrant Interests" has the meaning set forth in Section 3(i)(i).
"Trigger Date" means the earlier to occur of (a) the 5th anniversary of the date hereof, (b) the date on which the Obligations described in the Loan Agreement are paid in full, or (c) the date on which the Administrative Agent declares all or any portion of the outstanding amount of the Obligations to be due and payable under Section 7.02 of the Loan Agreement.
"Warrant" means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.
"Warrant Exercise Notice" has the meaning set forth in Section 3(a).
"Warrant Interests" means the Common Shares or other equity interests of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.
2. Term of Warrant.  Subject to the terms and conditions hereof, at any time, or from time to time, after the Trigger Date and prior to 5:00 p.m., Los Angeles, CA time, on the 6th anniversary of the date hereof or, if such day is not a Business Day, on the next preceding Business Day (the "Exercise Period"), each Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Interests purchasable hereunder (subject to adjustment as provided herein).

3. Exercise of Warrant.
(a) Exercise Procedure.  This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Interests, upon a Holder giving the Company sixty (60) calendar days' prior written notice of its intention to exercise this Warrant (the "Warrant Exercise Notice").  Upon expiration of such sixty (60) day period after the Warrant Exercise Notice, assuming the Company has not exercised its Call Right pursuant to Section 3(i), such Holder shall:
(i) surrender  this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached as Exhibit A (each, an "Exercise Agreement") in the Warrant Certificates (as defined below), duly completed (including specifying the number of Warrant Interests to be purchased) and executed; and
(ii) make payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).
(b) Payment of the Aggregate Exercise Price.  Payment of the Aggregate Exercise Price shall be made, at the option of any Holder as expressed in the Exercise Agreement, by the following methods:
(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;
(ii) by instructing the Company to withhold a number of Warrant Interests then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price;
(iii) by surrendering to the Company (x) Warrant Interests previously acquired by a Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, and in the case of Common Shares or other securities shall be the Fair Market Value thereof); or
(iv) any combination of the foregoing.
In the event of any withholding of Warrant Interests or surrender of other equity securities pursuant to clause (ii), (iii) or (iv) above where the number of Common Shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of Common Shares withheld by or surrendered to the Company shall be rounded up to the nearest whole Common Shares and the Company shall make a cash payment to such Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a Common Share being so withheld by or surrendered to the Company in an amount equal to (x) such incremental fraction of a Common Share being so withheld or surrendered times (y) in the case of Common Shares, the Fair Market Value per Warrant Interest as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (iii)(y) above.
(c) Delivery of Certificates for Common Shares.
(i) The Company has delivered certificates (the "Warrant Certificates") to each Holder to purchase the Warrant Interests as set forth on Schedule A attached hereto. Such Warrant Certificates and any other certificates evidencing Warrant Interests issued under this Warrant are in registered form. Each Warrant Certificate is dated as of the date hereof.

(ii) Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within two Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to such Holder a Warrant Certificate representing the Warrant Interests issuable upon such exercise, together with cash in lieu of any fraction of a Common Share interest, as provided in Section 3(d) hereof.  The Warrant Certificate so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of such Holder or, subject to compliance with Section 6 below, such other Person's name as shall be designated in the Exercise Agreement.  This Warrant shall be deemed to have been exercised and such Warrant Certificate of Warrant Interests shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Interests for all purposes, as of the Exercise Date.
(d) Fractional Common Shares.  The Company shall not be required to issue a fractional Warrant Interest upon exercise of any Warrant.  As to any fraction of a Warrant Interest that a Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to (i) such fraction multiplied times (ii) the Fair Market Value of one Warrant Interest on the Exercise Date.
(e) Delivery of New Warrant.  Unless the purchase rights represented by this Warrant have expired or have been fully exercised, the Company shall, at the time of delivery of the Warrant Certificate representing the Warrant Interest being issued in accordance with Section 3(c) hereof, deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase the unexpired and unexercised Warrant Interests called for by this Warrant.  Such new Warrant shall in all other respects be identical to this Warrant.
(f) Valid Issuance of Warrant and Warrant Interests; Payment of Taxes.  With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:
(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.
(ii) All Warrant Interests issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Interests are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any member of the Company and free and clear of all taxes, liens and charges.
(iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Interests are issued without violation by the Company of any applicable law or governmental regulation.  The parties hereto acknowledge and agree that the Company is subject to certain applicable Gaming Laws in relation to the Company's business.  As a result, the Company may need to disclose to certain applicable Gaming Authorities the Warrant and the issuance of Warrant Interests, and such applicable Gaming Authorities may request certain information concerning the Holders.  The Holders hereby agree to cooperate with reasonable information requests from such applicable Gaming Authorities concerning the Warrant and the issuance of the Warrant Interests; provided, that the failure of the Holders to so cooperate shall not provide any defense to the Obligations of the Company under the Loan Agreement or impair the agreements and covenants of the Company that are set forth in this Warrant or in the Loan Agreement.

(iv) The Company shall pay all expenses in connection with, and all taxes (other than income tax) and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Interests upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Interests to any Person other than the Holders, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.
(g) Conditional Exercise.  Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of Common Shares, or otherwise), such exercise may at the election of such Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
(h) Reservation of Common Shares.  During the Exercise Period, the Company shall at all times reserve and keep available Common Shares or other securities constituting Warrant Interests, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Interests issuable upon the exercise of this Warrant.  The Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant.
(i) Warrant Call Right.
(i) Call Right.  At any time, the Company may, at its election, require the Holders to sell to the Company all or any of the Warrant or Warrant Interests at the Call Purchase Valuation.
(ii) Procedures.  If the Company desires to exercise its right to purchase the Warrant or Warrant Interests pursuant to this Section 3(i), the Company shall deliver to the Holders a written notice (the "Repurchase Notice") specifying the number of Warrant Interests to be repurchased by the Company (the "Repurchased Warrant Interests") and the purchase price therefor in accordance with Section 3(i)(i).  The closing of any sale of Repurchased Warrant Interests pursuant to this Section 3(i) shall take place no later than 30 days following receipt by any Holder of the Repurchase Notice.  The Company shall pay the Call Purchase Valuation by certified or official bank check or by wire transfer of immediately available funds.  The Company shall give such Holder at least 10 days' written notice of the date of closing, which notice shall include the method of payment selected by the Company.
(iii) Cooperation.  Any Holder and the Company shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 3(i), including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.
(j) Warrant Put Right.
(i) Put Right.  At any time during the Exercise Period, if the Company has not delivered a Repurchase Notice pursuant to Section 3(i)(ii), then, subject to the other provisions of this Section 3(j), the Holders together may elect to sell to the Company all or any portion of the Warrant or Warrant Interests held by such Holders at a purchase price equal to the lesser of (A) Fair Market Value on the date of the Holder Sale Notice, or (B) $1,333,333 (prorated for the portion of the Warrant or Warrant Interests being sold to the Company) (the "Put Purchase Price").
(ii) Procedures.  If a Holder desires to sell the Warrant or the Warrant Interests pursuant to this Section 3(j), such Holder shall deliver to the Company a written notice (the "Holder Sale Notice") specifying the number of Warrant Interests to be sold (the "Offered Warrant Interests") by such Holder.  Promptly following receipt of the Holder Sale Notice, the Company shall deliver to the Offering Service Provider a calculation of the Put Purchase Price for the Offered Warrant Interests.  Such Holder shall have the right to irrevocably rescind the Holder Sale Notice for a period of 10 days following the delivery of such calculation.  The closing of any sale of Offered Warrant Interests pursuant to Section 3(j) shall take place no later than sixty (60) calendar days following receipt by the Company of the Holder Sale Notice, if not otherwise rescinded pursuant to the prior sentence.  The Company shall pay the Put Purchase Price for the Offered Warrant Interests by certified or official bank check or by wire transfer of immediately available funds.  The Company shall give such Holder at least 10 days' written notice of the date of closing, which notice shall include the method of payment selected by the Company.

(iii) Cooperation.  Any Holder and the Company shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 3(j), including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.
4. Effect of Certain Events on Warrant Interests.
(a) Adjustment to Warrant Interests Upon Reorganization, Reclassification, Consolidation or Merger.  In the event of any (i) capital reorganization of the Company, (ii) reclassification of the Common Shares of the Company (other than as a result of a Common Share distribution or subdivision, split-up or combination of Common Shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company's assets to another Person or (v) other similar transaction, in each case which entitles the holders of Common Shares to receive (either directly or upon subsequent liquidation) Common Shares (including pursuant to stock splits or reverse stock splits), securities or assets with respect to or in exchange for Common Shares, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Interests then exercisable under this Warrant, be exercisable for the kind and number of Common Shares or other securities or assets of the Company or of the successor Person resulting from such transaction to which a Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if such Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Interests then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to such Holder) shall be made with respect to such Holder's rights under this Warrant to ensure that the provisions of this Warrant shall thereafter be applicable, as nearly as possible, to any Common Shares, securities or assets thereafter acquirable upon exercise of this Warrant.  The provisions of this Section 4(a) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions.  The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to such Holder, the obligation to deliver to such Holder such Common Shares, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.  Notwithstanding anything to the contrary contained herein, with respect to any event or other transaction contemplated by the provisions of this Section 4(a), such Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4(a) with respect to this Warrant.
(b) Distributions.  Subject to the provisions of Section 4(a), as applicable, if the Company, at any time or from time to time after the Original Issue Date, makes or declares, or fixes a record date for the determination of holders of Common Shares entitled to receive, a distribution payable in securities of the Company, cash or other property, then, and in each such event, provision shall be made so that any Holder shall receive upon exercise of the Warrant, in addition to the number of Warrant Interests receivable thereupon, the kind and amount of securities of the Company, cash or other property which such Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Interests on the date of such event and had such Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4(b) with respect to the rights of such Holder; provided, that no such provision shall be made if such Holder receives, simultaneously with the distribution to the holders of Common Shares, a distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as such Holder would have received if the Warrant had been exercised in full into Warrant Interests on the date of such event.

(c) Certificate as to Adjustment.
(i) As promptly as reasonably practicable following any adjustment of the kind of Warrant Interests pursuant to the provisions of Section 4, but in any event not later than two Business Days thereafter, the Company shall furnish to the Holders a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.
(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by any Holder, but in any event not later than two Business Days thereafter, the Company shall furnish to such Holder a certificate of an executive officer certifying the amount of other Common Shares, securities or assets then issuable upon exercise of the Warrant.
(d) Notices.  In the event:
(i) that the Company shall take a record of the holders of its Common Shares (or other securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any securities, or to receive any other security; or
(ii) of any capital reorganization of the Company, any reclassification of the Common Shares of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or
(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, and in each such case, the Company shall send or cause to be sent to the Holders at least 10 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such distribution, meeting or consent or other right or action, and a description of such distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Shares (or such other securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their Common Shares (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per Common Share and character of such exchange applicable to the Warrant and the Warrant Interests.
5. Purchase Rights.  In addition to any adjustments pursuant to Section 4(a) above, if at any time the Company grants, issues or sells any Common Shares, Options, Convertible Securities or rights to purchase Common Shares, warrants, securities or other property pro rata to the record holders of Common Shares (the "Purchase Rights"), then the Holders shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holders would have acquired if the Holders had held the number of Warrant Interests acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

6. Transfer of Warrant.  Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights and obligations hereunder are transferable, in whole or in part, by any Holder without charge to such Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached as Exhibit B in the Warrant Certificates, together with funds sufficient to pay any transfer taxes described in Section 3(f)(iv) in connection with the making of such transfer.  Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver to such assignee or assignees a new Warrant or Warrants containing the same terms and conditions as set forth in this Warrant, which new Warrant or Warrants shall be in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to such Holder a new Warrant containing the same terms and conditions as set forth in this Warrant evidencing the portion of this Warrant, if any, not so assigned, and this Warrant shall promptly be cancelled.
7. Holder Not Deemed a Member; Limitations on Liability.  Except as otherwise specifically provided herein (including Section 4(b)), prior to the issuance to the Holders of the Warrant Interests to which the Holders are then entitled to receive upon the due exercise of this Warrant, the Holders shall not, by virtue of this Warrant, be entitled to vote or receive distributions or be deemed the holders of Common Shares of the Company with respect to the Warrant Interests for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holders, as such, any of the rights of a member of the Company or any right to vote, give or withhold consent to any action (whether any reorganization, issuance of Common Shares, reclassification of Common Shares, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive distributions or otherwise.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holders to purchase any securities (upon exercise of this Warrant or otherwise) or as a member of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 7, the Company shall provide the Holders with copies of the same notices and other information given to the members of the Company generally, contemporaneously with the giving thereof to the members.
8. Anti-Dilution Rights.  The Company hereby grants to the Holders the right, but not the obligation, to purchase up to five percent (5.0%) of the total number of New Securities that the Company may, from time to time, sell and issue. Such anti-dilution right shall be offered to the Holders pursuant to a written notice from the Company (the "Anti-Dilution Notice") provided no later than ten (10) days after any such issuance. The Anti-Dilution Notice shall describe the type and price of New Securities as well as the terms upon which the Company offered the same.  The Holders shall have twenty (20) Business Days from the date of the Anti-Dilution Notice is delivered to it to elect to purchase up to five   percent (5.0%) of the total number of New Securities issued by the Company.  Time shall be of the essence.
9. Replacement on Loss; Division and Combination.
(a) Replacement of Warrant on Loss.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of a Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to such Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Interests as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant.  Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys.  Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice.  Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Interests as the Warrant or Warrants so surrendered in accordance with such notice.
10. No Impairment.  The Company shall not, by amendment of its organizational documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holders in order to protect the exercise rights of the Holders against dilution or other impairment, consistent with the tenor and purpose of this Warrant.
11. Compliance with the Securities Act.
(a) Agreement to Comply with the Securities Act; Legend.  The Holders, by acceptance of this Warrant, agree to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agree that such Holders shall not offer, sell or otherwise dispose of this Warrant or any Warrant Interests to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act").  This Warrant and all Warrant Interests issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:
"THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL."
(b) Representations of the Holders.  In connection with the issuance of this Warrant, each Holders specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:
(i) The Holder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.  The Holder is acquiring this Warrant and the Warrant Interests to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Interests, except pursuant to sales registered or exempted under the Securities Act.
(ii) The Holder understands and acknowledges that this Warrant and the Warrant Interests to be issued upon exercise hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Interests.  The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

12. Warrant Register.  The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof.  The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.
13. Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:	Galaxy Gaming, Inc. 6767 Spencer Street Las Vegas, Nevada 89119 Facsimile: (702) 939-3255 E-mail: gary@GalaxyGaming.com Attention: Gary A. Vecchiarelli, CFO
with a copy to:	Kirton McConkie 50 E. South Temple, Suite 400 Salt Lake City, Utah 84111 Facsimile: (801) 212-2006 E-mail: apearson@kmclaw.com Attention: Alexander N. Pearson
If to BCPF Galaxy SPV LLC:	BCPF Galaxy SPV LLC 1901 Avenue of the Stars, Suite 360 Los Angeles, CA 90067 E-mail: mike.connolly@breakawaycap.com Attention: Michael Connolly
with a copy to:	Paul Hastings 515 South Flower, 25th Floor Los Angeles, CA 90071 E-mail: yousufdhamee@paulhastings.com Attention: Yousuf Dhamee
If to Breakaway Capital Partners Fund, L.P.:	BCPF Galaxy SPV LLC 1901 Avenue of the Stars, Suite 360 Los Angeles, CA 90067 E-mail: mike.connolly@breakawaycap.com Attention: Michael Connolly
with a copy to:	Paul Hastings 515 South Flower, 25th Floor Los Angeles, CA 90071 E-mail: yousufdhamee@paulhastings.com Attention: Yousuf Dhamee

14. Cumulative Remedies.  Except to the extent expressly provided in Section 7 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.
15. Equitable Relief.  Each of the Company and the Holders acknowledge that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.
16. Entire Agreement.  This Warrant, together with the Loan Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  In the event of any inconsistency between the statements in the body of this Warrant and the Loan Agreement, the statements in the body of this Warrant shall control.
17. Successor and Assigns.  This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holders.  Such successors and/or permitted assigns of the Holders shall be deemed to be Holders for all purposes hereunder.
18. No Third-Party Beneficiaries.  This Warrant is for the sole benefit of the Company and the Holders and their respective successors and, in the case of the Holders, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.
19. Headings.  The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

20. Amendment and Modification; Waiver.  Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by the Company or the Holders of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
21. Severability.  If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.
22. Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.
23. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the state or federal courts located in California, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of process, summons, notice or other document by certified or registered mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
24. Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.
25. Counterparts.  This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.
26. No Strict Construction.  This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

COMPANY:

GALAXY GAMING, INC.

By:	/s/ Gary Vecchiarelli
Name:	Gary Vecchiarelli
Title:	CEO

[Signature Page to Warrant]

Accepted and agreed,
HOLDERS: BCPF GALAXY SPV LLC
By: /s/ Michael Connolly Name: Michael Connolly Title: Authorized Signatory
BREAKAWAY CAPITAL PARTNERS FUND, L.P.
By: /s/ Michael Connolly Name: Michael Connolly Title: Authorized Signatory

[Signature Page to Warrant]

SCHEDULE A
Schedule of Holders

Holder	Percentage of Total Number of Warrants Issued	Warrant Shares Represented by Warrants
Breakaway Capital Partners Fund, L.P.	89.52%	1,759,841
BCPF Galaxy SPV LLC	10.48%	205,939